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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):November 20, 1996


                              York Research Corporation
                  (Exact name of registrant as specified in charter)


               Delaware                     0-72             06-0608633
         (State or other jurisdiction    (Commission       (IRS Employer
             of incorporation)            File Number)     Identification No.)


                280 Park Avenue, Suite 2700 West, New York, NY  10017
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                       (Address of principal executive offices)

Registrant's telephone number, including area code: (212-557-6200)
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            (Former name or former address, if changed since last report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 20, 1996, York Research Corporation (the "Company') acquired 85% of the outstanding shares of North America Energy Conservation, Inc., a Delaware corporation ("NAEC") for $1.00 from NAEC. The funds used for the acquisition were from the Company's working capital. Prior to the acquisition, all of the stock in NAEC was owned by the Company's chairman. NAEC is engaged in the business of arranging wholesale electric power and natural gas transactions. The assets of NAEC consist primarily of contracts with third parties for the purchase and sale of electrical power and natural gas.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             YORK RESEARCH CORPORATION
                             (Registrant)


                             By:  /s/ Michael Trachtenberg
                                  ------------------------------
                                  Michael Trachtenberg, Executive
                                  Vice President
Dated:  December 3, 1996

Item 7.  Financial Statements and Exhibits

         1. At the date of filing of this report on Form 8-K, it is impracticable for the Registrant to provide the financial statements and pro forma financial information required by this Item 7. The Registrant will file by amendment to this Form 8-K the financial statements and pro forma financial information required by this Item 7 no later than 60 days after December 4, 1996.
         2. Stock Purchase Agreement dated as of November 1, 1996 by and between the Company and NAEC.